UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2018

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2018, Propel Media, Inc. (“Propel”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). The proposals considered by Propel’s stockholders at the Annual Meeting and a final tabulation of votes cast for and against each proposal, as well as the number of abstentions and broker non-votes with respect to each proposal, are set forth below:

1.	A proposal to elect the members of Propel’s board of directors, each to hold office until the next annual meeting and until his successor is duly elected and qualified.

Director	For	Withheld	Broker Non-Vote
Sam Humphreys	202,049,212	0	9,345,203
Jonathan Ledecky	47,923,291	154,125,921	9,345,203
Marv Tseu	202,049,212	0	9,345,203
David Shapiro	202,049,212	0	9,345,203

2.	A proposal to ratify the appointment of Marcum LLP as Propel’s independent registered certified public accounting firm for the year ending December 31, 2018.

For	Against	Abstain	Broker Non-Vote
211,394,415	0	0	0

Based on the results set forth above, the Propel stockholders elected Messrs. Humphreys, Ledecky, Tseu and Shapiro as directors and ratified the appointment of Marcum LLP.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2018

PROPEL MEDIA, INC.

By:	/s/ Marv Tseu
Name: Marv Tseu
Title: Chief Executive Officer

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